AMENDED AND RESTATED

                            STOCK PURCHASE AGREEMENT

                                  By and Among

                         SMALL BUSINESS WORLDWIDE, INC.

                         SMALL BUSINESS RESOURCES, INC.

                        HISPANIC BUSINESS RESOURCES, INC.


                                       and

                              ASTA FUNDING.COM, LLC

                          _____________________________

                          Dated as of October 12, 2000

                        ________________________________

                                TABLE OF CONTENTS

                                                                           Page
ARTICLE I.   PURCHASE AND SALE

     SECTION 1.1   Agreement to Sell and Purchase Capital Stock; Consideration
     SECTION 1.2   Closing
     SECTION 1.3   Right of First Refusal

ARTICLE II.  REPRESENTATION AND WARRANTIES OF THE SELLER

     SECTION 2.1   The Purchased Shares
     SECTION 2.2   Due Authorization
     SECTION 2.3   No Conflict; Consents and Approval
     SECTION 2.4   Corporate Existence and Power: Capitalization
     SECTION 2.5   Charter Documents and Corporate Records
     SECTION 2.6   Fiscal Information
     SECTION 2.7   Properties; Title
     SECTION 2.8   Material Contracts
     SECTION 2.9   Intangible Property and Warranties
     SECTION 2.10  Claims and Proceedings
     SECTION 2.11  Taxes
     SECTION 2.12  Employee Benefit Plans
     SECTION 2.13  Employee-Related Matters
     SECTION 2.14  Insurance
     SECTION 2.15  Compliance with Laws
     SECTION 2.16  Permits and Licenses
     SECTION 2.17  Environmental Matters
     SECTION 2.18  Finders' Fee
     SECTION 2.19  Depositories; Power of Attorney, Etc.
     SECTION 2.20  Principal Investment
     SECTION 2.21  No Activities
     SECTION 2.22  Subsequent Debt of the Seller
     SECTION 2.23  Seller's Web-Site
     SECTION 2.24  Disclosure; Schedules

ARTICLE III.  REPRESENTATION AND WARRANTIES OF THE PURCHASER

     SECTION 3.1   Authority Relative to This Agreement
     SECTION 3.2   No Conflicts; Consents
     SECTION 3.3   Corporate Existence and Power
     SECTION 3.4   Finders' Fee
     SECTION 3.5   Investment

ARTICLE IV.   COVENANTS AND AGREEMENTS PRIOR TO AND SUBSEQUENT TO CLOSING

     SECTION 4.1   Corporate Examinations and Investigations
     SECTION 4.2   Consents, Filings and Authorizations; Effort to Consummate
     SECTION 4.3   Negotiations with Others
     SECTION 4.4   Notices of Certain Events
     SECTION 4.5   Public Announcements
     SECTION 4.6   Confidentiality
     SECTION 4.7   Expenses
     SECTION 4.8   Financial Statements and Other Information
     SECTION 4.9   Further Assurances
     SECTION 4.10  Tax Matters
     SECTION 4.11  Purchaser's Board Representations
     SECTION 4.12  Affiliate Transactions
     SECTION 4.13  Approval of Certain Transactions
     SECTION 4.14  Fiscal Years
     SECTION 4.15  Negative Covenants
     SECTION 4.16  Call Right

ARTICLE V.   CONDITIONS TO CLOSING

     SECTION 5.1   Conditions to the Obligations of Sellers and Purchaser
     SECTION 5.2   Conditions to the Obligations of Sellers
     SECTION 5.3   Conditions to the Obligations of Purchaser

ARTICLE VI.  TERMINATION

     SECTION 6.1   Termination
     SECTION 6.2   Effect of Termination; Right to Proceed

ARTICLE VII.  INDEMNIFICATION

     SECTION 7.1   Survival of Representations and Warranties
     SECTION 7.2   Obligations of Sellers to Indemnify
     SECTION 7.3   Obligations of Purchaser to Indemnify
     SECTION 7.4   Notice and Opportunity to Defend Third Party Claims
     SECTION 7.5   Payment of Indemnification Amounts
     SECTION 7.6   Other Remedies

ARTICLE VIII.  MISCELLANEOUS

     SECTION 8.1   Notices
     SECTION 8.2   Entire Agreement
     SECTION 8.3 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies
     SECTION 8.4   Governing Law
     SECTION 8.5   Arbitration
     SECTION 8.6   Binding Effect; No Assignment
     SECTION 8.7   Exhibits
     SECTION 8.8   Severability
     SECTION 8.9   Counterparts

ARTICLE IX.  DEFINITIONS

     SECTION 9.1   Definitions
     SECTION 9.2   Interpretation

                                    EXHIBITS

Exhibit A    -    intentionally omitted
Exhibit B    -    Forms of Confirmation of Guarantee and Guarantee Agreement

Exhibit C    -    Opinion of Seller's Counsel

Exhibit D    -    [intentionally omitted.]
Exhibit E    -    [intentionally omitted.]
Exhibit F    -    Form of Registration Rights Agreement

Exhibit G    -    Form of Management Agreement

Exhibit H    -    Security Agreement

Exhibit I    -    Form of Warrant

                                    SCHEDULES

Schedule 1.1  -  Projections; Principals

Schedule 2.3  -  Required Consents

Schedule 2.4  -  Capitalization

Schedule 2.6  -  Financial Information  [Budget; Tax Returns; Bishop's]

Schedule 2.7  -  Properties

Schedule 2.8  -  Material Contracts

Schedule 2.9  -  Intellectual Property

Schedule 2.10 -  Litigation

Schedule 2.11 -  Taxes

Schedule 2.12 -  Employee Benefit Plans

Schedule 2.13 -  Employee-Related Matters

Schedule 2.14 -  Insurance

Schedule 2.16 -  Permits and Licenses

Schedule 2.17 -  Environmental Matters

Schedule 2.18 -  Broker

Schedule 2.19 -  Powers of Attorney

Schedule 2.20 -  Principal Investments

Schedule 3.2  -  Consents

Schedule 4.6  -  Confidential Information

Schedule 4.12 -  Affiliated Transactions

                              AMENDED AND RESTATED
                            STOCK PURCHASE AGREEMENT

          This AMENDED AND RESTATED STOCK PURCHASE AGREEMENT is made as of October 12, 2000 by and among between SMALL BUSINESS WORLDWIDE, INC., a Delaware corporation ("Parent"), SMALL BUSINESS RESOURCES, INC., a Georgia corporation and wholly-owned subsidiary of Parent ("SBR"), HISPANIC BUSINESS RESOURCES, INC. a Delaware corporation and wholly-owned subsidiary of the Parent ("HBR", and collectively with SBR, the Parent, the "Sellers"), and ASTAFUNDING.COM, LLC (the "Purchaser" or "Buyer").

                              W I T N E S S E T H :

          WHEREAS, SBR provides online services for small businesses; and

          WHEREAS, the Parent has formed HBR to provide similar services to the Hispanic community; and

          WHEREAS, SBR and the Purchaser entered into a Stock Purchase Agreement dated as of February 14, 2000 and Amendments No. 1, 2, 3, 4, 5, 6, 7 and 8 thereto (as so amended, the "Old Stock Purchase Agreement"); and

          WHEREAS, the Old Stock Purchase Agreement provides for the Purchaser to purchase (the "Transaction") one-third of the capital stock of SBR and 51% of the capital stock of HBR; and

          WHEREAS, SBR has reorganized as a wholly-owned subsidiary of Parent since the date of the Old Stock Purchase Agreement; and

          WHEREAS, the Purchaser has advanced, pursuant to Promissory Notes dated February 14, 2000, February 28, 2000, April 10, 2000, May 3, 2000, June 7, 2000, July 11, 2000, August 11, 2000, August 18, 2000 and September 12, 2000 an
aggregate of $2,100,000, all of which the Sellers and guarantors acknowledge to be due and owing in full, without defense, claim, counterclaim, or set-off of any kind (the "Existing Buyer Loans"), to SBR pursuant to the Old Stock Purchase Agreement;

          WHEREAS, SBR, the Purchaser and Parent wish to amend, modify, supplement and restate the terms of the Old Stock Purchase Agreement on the conditions set forth herein; and

          WHEREAS, the board of directors of each of the Parent and HBR has determined that the disposition of their capital stock pursuant to the terms and conditions of this Agreement are in the best interests of such companies and their respective stockholders; and

          WHEREAS, in furtherance of the consummation of the Transaction and the other transactions contemplated hereby (the "Other Contemplated Transactions"), the parties hereto desire to enter into this Agreement (certain capitalized terms used herein have the respective meanings set forth in Article IX).

          NOW, THEREFORE, in consideration of the foregoing premises, the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree to amend and restate the Old Stock Purchase Agreement in its entirety as follows:


                                    ARTICLE I
                                PURCHASE AND SALE

          SECTION  1.1   Agreement   to  Sell  and   Purchase   Capital   Stock;
Consideration

          (a) Subject to the terms and conditions of this Agreement the Parent agrees to issue and sell and the Purchaser agrees to purchase (i) One Million Six Hundred Seventy Seven Thousand One Hundred and Thirteen (1,677,113) shares (the "Parent Purchased Shares") of the Parent's common stock, par value $0.01 ("Parent Common Stock"), (ii) a warrant in the form of Exhibit I (the "Warrant") to purchase, for only nominal consideration, on the terms and conditions therein set forth One Million Six Hundred Ninety Eight Thousand and One Hundred Eighty Four (1,698,184) shares of Parent Common Stock, (iii) options to purchase for $0.01 per share 345,000 shares of Parent Common Stock (the "Options"), provided that such Options shall be exercisable only for such number of shares equal to the Percentage of Funding times one half of the number of shares purchased upon exercise of options by the persons listed on Schedule 2.4 as holding options on the date hereof (other the Board of Advisors and Digital Insight); and (iv) One Million and Twenty Thousand (1,020,000) shares of HBR's common stock, (the "HBR Purchased Shares" and, together with the Parent Purchased Shares, the "Purchased Shares"). The parties hereto agree that in consideration of the Purchased Shares, the Warrant, and the Options the Purchaser will release $750,000 of the Existing Buyer Loans as a contribution to the capital of the Parent (the "Equity Investment") and lend to SBR (for its benefit and the benefit of certain other SBW Companies) an additional $400,000 (the "New Buyer Loans" and together with the Existing Buyer Loans (other than the Existing Buyer Loans being canceled on the date hereof in connection with the Equity Investment), the "Buyer Loans") to be advanced to SBR as follows (each a "Closing"): (i) $175,000 as a Buyer Loan to SBR, guaranteed by the Parent, Womeninc.com ("Womeninc.com"), HBR and Robert Boorin and secured under the Security Agreement attached to this Agreement as Exhibit H (the "Security Agreement"), and the Equity Investment on the date hereof (the "Tenth Closing"); (ii) $125,000 as a Buyer Loan to SBR, guaranteed by the Parent, Womeninc.com and Robert Boorin and secured by the Security Agreement, on November 12, 2000 (the "Eleventh Closing"); and (iii) $100,000 as a Buyer Loan to SBR, guaranteed by the Parent, Womeninc.com, HBR and Robert Boorin and secured by the Security Agreement, on December 12, 2000 (the "Final Closing"), provided, however, (x) the Sellers have delivered to the Purchaser a satisfactory opinion of counsel subject to the reasonable satisfaction of the Purchaser, and the other closing document called for by Article V at each closing and (y) the Sellers shall have met the projections attached to this Agreement as Schedule 1.1 as required by subsection (c) below, or all further obligations of the Sellers and the Purchaser arising under this Agreement shall terminate to the extent provided in subsection (c), below, other than the conversion described in subsection (c) below. For financial statement purposes, of such Buyer Loans and Existing Buyer Loans, an aggregate of $1,600,000 is to be a loan on the books of SBR; and $150,000 is to be a loan on the books of Womenic.com. The Buyer Loans and the Equity Investment is hereinafter referred to as the "Purchase Price").

          (b) Sellers acknowledge that Womenic.com has received not less than $150,000 in value from the proceeds of the Buyer Loans. The guarantees will be made pursuant to the form of guaranty and confirmation of guaranty (the "Guaranty Agreements"), substantially in the forms attached hereto as Exhibit B, provided that the guarantees of Robert Boorin shall be limited to $900,000 in the aggregate and the first $900,000 of principal repayments under the Buyer Loans (other than the Equity Investment) shall be credited against that $900,000 limited on those guarantees. Robert Boorin shall be released from (i) all such guarantees upon the Parent and its subsidiaries on a consolidated basis having positive net income in accordance with GAAP for three (3) consecutive months, agreeing to a repayment schedule providing for equal payments of principal and interest over a twenty-four month period, and demonstrating to Purchaser's reasonable satisfaction, based upon the positive net income for such three month period and reasonable projections derived therefrom, that Sellers shall have cash flow to satisfy such repayment schedule or (ii) from a portion of such guarantees prior to such time, to the extent that the Parent obtains an equity or subordinated debt (with terms of subordination and forbearance acceptable to Asta, the understanding being that any subordination will include a forbearance period for the subordinated lender of 120 days or more) investment based on a pre-money valuation of the Parent of at least $10 million, the portion of such guarantees to be released to be determined by a fraction, the numerator of which is the amount of such equity investment and the denominator of which is $5,000,000. Subject to the terms and conditions of this Agreement, an aggregate of $800,000 of outstanding loans (the "Seller Loans") have been advanced to SBR by Robert Boorin and other principals listed on Schedule 1.1 attached hereto (the "Principals") of SBR in the amounts listed on Schedule 1.1. No Seller Loan may be prepaid prior to the repayment of all Buyer Loans and Existing Buyer Loans without the Purchaser's prior written consent, so long as no Event of Default has occurred and is continuing except as follows (w) the Seller Loan to Michael Baly in the amount of $75,000 may be repaid in accordance with the following schedule of repayment - $25,000 in each of October and December 2000 and February 2001 (x) Robert S. Boorin shall on the Tenth Closing occurring on the date hereof contribute $500,000 of the principal amount of the Seller Loan advanced by him in exchange for 500,000 shares of Parent Common Stock; (y) the next $100,000 applied to repayment of loans shall be applied to repayment of Seller Loans ($75,000 of which will be repaid to Robert Boorin and $25,000 of which will be repaid to Nancy Brown) and (z) the balance of the Seller Loans shall be repaid pari passu and in proportion with repayment made on the Buyer's Loans outstanding after the date hereof to the extent that the Sellers have positive cash flow sufficient to make such repayment. The Buyer Loans shall be evidenced by promissory notes (the "Notes"), substantially in the form of the notes heretofore delivered in connection with the Old Stock Purchase Agreement. Robert Boorin and Maurice Hiem shall enter into subordination agreements in a form reasonably acceptable to Purchaser with respect to their Seller Loans.

          (c) Notwithstanding anything herein to the contrary, Purchaser shall have no obligation to advance the Buyer Loan at the scheduled date for the Tenth Closing, Eleventh Closing or Final Closing or make any cash payments or the Equity Investment if any Event of Default shall have occurred or is continuing or Parent is unable to demonstrate pursuant to Monthly Financial Statements delivered pursuant to Section 4.8 or otherwise to the reasonable satisfaction of Buyer that the total revenues of SBR for the previous calendar month were not at least 95% of the projected total revenues for that month set forth on Schedule 1.1, or the total expenses of SBR for the previous calendar month exceeded 105% of the projected total expenses for that month, as set forth on Schedule 1.1. In either such event, (x) the number of shares subject to the Warrant shall equal 3,375,296 multiplied by the Percentage of Funding, minus the number of Parent Purchased Shares and (y) the number of Options shall be reduced to 345,000 multiplied by the Percentage of Funding.

          (d) After the Final Closing until March 31, 2001, Purchaser shall have the right to contribute up to $500,000 of Buyer Loans to the Parent in exchange for the issuance of Parent Common Stock at a price of $1.00 per share.

          SECTION 1.2 Closing. Each Closing of the Transaction and the Other Contemplated Transactions shall take place at the offices of Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158, or at such other place as the parties hereto shall agree. Each date of each Closing is hereinafter called a "Closing Date." All events which shall occur at a Closing shall be deemed to occur simultaneously.

          SECTION 1.3 Right of First Refusal. (a) Should any SBW Company desire to offer to issue securities to another purchaser or should Robert Boorin, Maurice Heim or their legatee or legatees, as the case may be (each being referred to herein as a "Selling Stockholder"), desire to sell or transfer Parent Common Stock or SBR's common stock that either Selling Stockholder may now or hereafter own (an "Offer"), the SBW Company or the Selling Stockholder, as the case may be, shall, prior to accepting an Offer, deliver to the Purchaser a written Notice of Bona Fide Offer accompanied by a duplicate original of a written bona fide offer (the "Bona Fide Offer") setting forth the name of the proposed purchaser, the purchase price or other consideration for the Offer and all other terms and conditions of the Offer signed by the proposed purchaser. For a period of ten (10) business days following delivery of the Notice of Bona Fide Offer, the Purchaser shall have the right to accept such Offer by delivery of a written Notice of Acceptance to the Seller or the Selling Stockholder, as the case may be. If the Purchaser shall reject or not respond to the Bona Fide Offer within the time period provided, the SBW Company or the Selling Stockholder, as the case may be, may accept such Offer. The acceptance of an Offer by the Purchaser under this Section 1.3 shall be upon the terms and conditions and at the price specified in the Bona Fide Offer.

          (b) Should a Selling Stockholder desire to purchase additional shares of capital stock of any SBW Company, such Selling Stockholder shall deliver to the Purchaser a written notice of such Selling Stockholder's intention to purchase additional shares of such capital stock setting forth the terms and conditions of such Selling Stockholder's purchase (the "Stockholder Notice"). Thereafter, and for a period of ten (10) business days after the delivery of the Stockholder Notice, the Purchaser shall have the right to purchase that amount of capital stock of the Parent, on the same terms and conditions as stated in the Stockholder Notice, that would allow the Purchaser to maintain the Purchaser's ownership interest in the Parent.

          (c) In the event the Parent or a Selling Stockholder, as the case may be, elects to sell their capital stock pursuant to an Offer not accepted by the Purchaser pursuant to Section 1.3(a), the Purchaser shall have the right to participate in the sale of the shares of Common Stock, on a pro rata basis, with the Company or the Selling Stockholder, as the case may be.


                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

          The Sellers hereby, jointly and severally, represent and warrant to the Purchaser, as of the date hereof and as of each Closing Date (as if each such representation and warranty was remade on and as of, such Closing Date), that:

          SECTION 2.1 The Purchased Shares. (a) All of the issued and outstanding shares of Parent Common Stock and of the common stock of HBR and SBR have been duly and validly authorized, are validly issued, fully paid, non-assessable, and the issuances thereof were exempt from registration under state and federal securities laws. The Purchased Shares hereunder will be duly authorized, reserved for issuance at or before the applicable closing and when issued, will be validly issued, fully paid, nonassessable and exempt from registration under federal and state securities laws, free and clear of any and all Liens (other than restrictions on transfer arising under applicable securities law).

          (b) Except as disclosed on Schedule 2.4, there are no options, warrants, rights, convertible securities or other agreements or commitments obligating any SBW Company, with respect to the shares of capital stock of any SBW Company , to issue, transfer or sell, or cause the issuance, transfer or sale of, any shares of capital stock of or any SBW Company.

          SECTION  2.2 Due  Authorization.  Each of the SBW  Companies  has full corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to consummate the Transaction and the Other Contemplated Transactions. The execution, delivery and performance by each SBW Company of this Agreement and the consummation by it of the Transaction and Other Contemplated Transactions have been duly and validly authorized and approved by each such SBW Company board of directors and no other corporate proceedings on the part any such SBW Company are necessary to authorize the execution and delivery by or on behalf of any SBW Company of this Agreement or the other Transaction Documents to which it is a party or the consummation of the Transaction and the Other Contemplated Transactions. This Agreement and each other Transaction Document to which each SBW Company is a party has been duly and validly executed and delivered by each SBW Company, and (assuming the valid execution and delivery thereof by the other parties hereto) constitutes the legal, valid and binding agreement of each SBW Company, enforceable against each SBW Company in accordance with its terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar Laws (as defined herein) affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity). Each SBW Company that is a party to this Agreement acknowledges the Existing Buyer Loans to be due and owing in full, without defense, claim, counterclaim, or set-off of any kind.

          SECTION 2.3 No Conflicts; Consents and Approvals. Except as set forth in Schedule 2.3 attached hereto (the "Required Consents"), neither the execution, delivery and performance by the Sellers of this Agreement and each other Transaction Document to which they are a party, nor the consummation of the Transaction and the Other Contemplated Transactions, (i) violates any provision of the certificate of incorporation or by-laws (or comparable charter documents) of any SBW Company; (ii) requires any SBW Company to obtain any consent, approval, Permit or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other Person; (iii) violates, conflicts with or results in a breach or default under (after the giving of notice or the passage of time or both), or permits the termination of, any Contract, right, other obligation or restriction relating to or which affects the Purchased Shares or any SBW Company to which a SBW Company is a party or its Assets or the Business may be bound or subject, or results in the creation of any Lien upon the Purchased Shares or upon any of the Assets of the Sellers pursuant to the terms of any such Contract; (iv) violates or conflicts with any Law or Order of any Governmental Body against, or binding upon, the SBW Companies or upon their Assets or the Business or the Purchased Shares; or
(v) violates or results in the revocation or suspension of any Permit.

          SECTION 2.4 Corporate Existence and Power; Capitalization. (a) Each SBW Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and all material Permits required to own, lease and operate its respective properties and to conduct its business as currently conducted. Except in any such jurisdiction where failure to so qualify would not have a Material Adverse Effect upon the applicable SBW Company, each SBW Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary.

          (b) The entire authorized capital stock of SBR consists solely of 10,000,000 shares of common stock, $.01 par value per share (the "SBR Common Stock"). Of such authorized shares, 5,986,742 shares of Common Stock are issued and outstanding, all of which are owned by Parent. No shares of SBR Common Stock were issued in violation of the preemptive rights of any stockholder.

          (c) The entire authorized capital stock of Parent consists solely of 20,000,000 shares of Parent Common Stock and 1,000,000 shares of Preferred Stock, per value $0.01 per share. Of such authorized shares, 6,649,242 shares of Parent Common Stock and no shares of Preferred Stock are issued and outstanding, and owned and held by the persons set forth on Schedule 2.4. No shares of Parent Common Stock were issued in violation of the preemptive rights of any stockholder.

          (d) The entire authorized capital stock of HBR consists solely of 10,000,000 shares of common stock, $0.01 par value per share and 1,000,000 shares of Preferred Stock, per value $0.01 per share. Of such authorized shares 980,000 shares of common stock and no shares of Preferred Stock are issued and outstanding, all of which are owned and held by the Parent and held by the persons set forth on Schedule 2.4. No such shares were issued in violation of the preemptive rights of any stockholder.

          (e) The entire authorized capital stock of Womeninc.com consists solely of 4,000,000 shares of Common Stock and owned by the Persons set forth on
Schedule 2.4. No such shares were issued in violation of the preemptive rights of any stockholder.

          (f)  Except  for the  options  issued  hereunder  and as set  forth in
Schedule 2.4 attached hereto, there are no options, warrants, rights, convertible securities or other agreements or commitments obligating or any SBW Company to issue, transfer or sell, or cause the issuance, transfer or sale of, any shares of its capital stock or to make any payments in respect of the value of any such shares.

          (g) Except as listed in this Section 2.4 or Schedule 2.4, none of the Parent, SBR, HBR, or Womeninc.com holds any equity interest in any other Person.

          SECTION 2.5 Charter Documents and Corporate Records. The Sellers and Womeninc.com have delivered to the Purchaser true and complete copies of the Certificate of Incorporation and by-laws (or comparable charter documents) of each Seller, as in effect on the date hereof.

          SECTION 2.6 Financial Information. True capable and current copies of Tax Returns of SBR for fiscal year 1997, fiscal year 1998 and fiscal year 1999 have been furnished to Purchaser; Schedule 2.6 attached hereto contains (i) financial statements of SBR for fiscal years 1997, 1998 and 1999, and for the fiscal period ending June 30, 2000 and (ii) a budget (the "Budget") of Parent and SBR outlining the use of the Purchase Price for fiscal year 2000. After the date hereof, any deviation of 5% or more from the outlined expenditures listed in the Budget attached as Schedule 2.6 must be approved by Purchaser in writing.

          SECTION 2.7 Properties; Title. (a) The Sellers do not own any real property. There are no leases under which any Seller is a lessee.

          (b) To the knowledge of the Sellers, all structures and buildings of the Business are in good operating condition (subject to normal wear and tear).

          (c) Each SBW Company has good, valid, marketable, legal and beneficial title to (or valid leasehold interest in) all of its Assets and is the lawful owner of its Assets, free and clear of all Liens. The machinery, equipment and other tangible personal property constituting part of the Assets of the SBW Companies (whether owned or leased) have been maintained in a commercially reasonable manner, are in generally good condition and repair (subject to normal wear and tear). There are no outstanding options, warrants, commitments, agreements or any other rights of any character, entitling any Person other than the Purchaser to acquire any interest in all, or any part of, such Assets. There is no (i) equipment, and (ii) other tangible personal property of the Sellers with a book value (before depreciation) of $50,000 or more, in each case, excluding Inventory.

          SECTION 2.8 Material Contracts. Attached hereto as Schedule 2.8 is a list of and true and correct copies of all material contracts entered into by the Sellers and Womeninc.com

          SECTION 2.9 Intangible Property and Warranties. (a) Schedule 2.9 attached hereto together with the licenses set forth in the Material Contracts listed on Schedule 2.8 sets forth a true, correct and complete list of all material patents, trademarks, copyrights, service marks (and all applications for any of the foregoing), Permits, license agreements, grants and licenses running to or from, or used by, each Seller and Womeninc.com in the conduct of their business, and there are no other material patents, trademarks, material copyrights, material service marks, or other material intangible assets, properties or rights that are used in the Business (the "Intellectual Property Rights"). All of the URLs listed on Schedule 2.9 are registered in the name of the SBW Companies. The SBR Companies have no material trade names other than the URLs and their corporate names.

          (b) (i) The Sellers and Womeninc.com own the entire right, title and interest in and to the respective Intellectual Property Rights and HBR is and will remain the sole owner of all existing and future Intellectual Property Rights used, or to be used, by HBR;

               (ii)  the   Intellectual Property Rights are  either   valid  and
enforceable;

               (iii) the business activities of the Sellers and Womeninc.com have not and do not infringe or conflict with patent or any other intellectual property rights of any third party;

               (iv) The Sellers and Womeninc.com have not granted any license or permission to any third party to use the Intellectual Property Rights except that SBR has granted to HBR the licenses that are attached as Schedule 2.9; and

               (v) the Transaction and the Other Contemplated Transactions will not adversely affect any right of the Purchaser to enjoy as owner or licensee all of the Intellectual Property Rights in the same manner thereof as if the Purchaser were the applicable SBW Company.

          SECTION 2.10 Claims and  Proceedings.  Except as set forth in Schedule
2.10 attached hereto, there are no outstanding Orders of any Governmental Body against or directly involving by name any of the Sellers or Womeninc.com, their Assets, or the Business. Except as set forth in Schedule 2.10 attached hereto, there are no actions, suits, asserted claims or counterclaims or legal, administrative or arbitral proceedings or, to the Sellers' knowledge, investigations (collectively, "Claims") (whether or not the defense thereof or Liabilities in respect thereof are covered by insurance), pending or, to the knowledge of the Seller, threatened on the date hereof, against or involving any of the Sellers or Womeninc.com, the Purchased Shares, the Assets of any of the Sellers or the Business. Schedule 2.10 attached hereto also indicates those Claims the defense thereof or Liabilities in respect thereof are covered by insurance. Except as set forth on Schedule 2.10 attached hereto, on the date hereof there are no Claims pending or, to the knowledge of the Sellers, threatened, other than Claims that would not have a Material Adverse Effect upon the applicable Seller or Womeninc.com. There are no Claims pending or, to the knowledge of the Sellers, threatened that would give rise to any right of indemnification on the part of any director or officer of a Seller or the heirs, executors or administrators of such director or officer, against such Seller.

          SECTION 2.11 Taxes. (a) Except as set forth in Schedule 2.11 attached hereto:

               (i) the SBW Companies have timely filed or, if not yet due, will timely file, all federal, state or foreign Tax Returns required to be filed by it for all taxable periods ending on or before a Closing Date and all such Tax Returns are, or will be when filed, true, correct and complete in all material respects. Copies of all such Tax Returns have been given to the Purchaser;

               (ii) the SBW Companies have paid or, if payment is not yet due, have established, in accordance with GAAP and consistent with past practice, accruals that are reflected on Schedule 2.6 attached hereto for the payment of, all Taxes imposed on the SBW Companies or for which the SBW Companies are liable, whether to taxing authorities or to other Persons (pursuant to a tax sharing agreement or otherwise);

               (iii) no extension of time has been requested or granted for a SBW Company to file any Tax Return that has not yet been filed or to pay any Tax that has not yet been paid;

               (iv) the SBW Companies have not received notice of a determination by a Tax Authority that Taxes are owed by the SBW Companies (such determination to be referred to as a "Tax Deficiency") and, to the knowledge of the SBW Companies, no Tax Deficiency is proposed or threatened;

               (v) no issue has been raised in any examination, investigation, audit, suit, action, claim or proceeding relating to Taxes (a "Tax Audit") which, by application of similar principles to any past, present or future period, would result in a Tax Deficiency for such period;

               (vi) there are no pending or, to the knowledge of the Sellers, threatened, Tax Audits of the SBW Companies;

          (b) The Sellers have (i) income reportable for a period ending after the Closing Date, but attributable to a transaction (e.g., installment sale) or a change in accounting method occurring in or made for a period ending on or prior to the Closing Date which resulted in a deferred reporting on income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or (ii) a deferred gain or loss arising out of any deferred intercompany transaction, which income, gain or loss has been reflected on Schedule 2.6 attached hereto in accordance with GAAP, but for which no Tax liability accrual has been reflected on Schedule 2.6 attached hereto.

          (c) Schedule 2.11 attached hereto contains (i) a schedule of the filing dates of all Tax Returns required to be filed by the SBW Companies, (ii) a description of all past Tax Audits involving the SBW Companies, (iii) a list of the states, territories and jurisdictions (whether foreign or domestic) to which any Tax is properly payable by the SBW Companies. The SBW Companies have retained all supporting and backup papers, receipts, spreadsheets and other information necessary for (i) the preparation of all Tax Returns that have not yet been filed, and (ii) the defense of all Tax Audits involving taxable periods either ending on or during the four (4) years prior to the Initial Closing or from which there are unutilized net operating loss, capital loss or investment tax credit carryovers.

          (d) Except for sales, use and similar Taxes which do not exceed $100,000, the SBW Companies have collected and remitted to the appropriate Tax Authority all sales and use or similar Taxes required to have been collected, including any interest and any penalty, addition to tax or additional amount unpaid, and has been furnished properly completed exemption certificates for all exempt transactions. To the knowledge of the SBW Companies, the Sellers have collected and/or remitted to the appropriate Tax Authority all withholding, payroll, employment, property, customs duty, fee, assessment or charge of any kind whatsoever (including Taxes assessed to real property and water and sewer rents relating thereto), including any interest and any penalty, addition to tax or additional amount unpaid.

          SECTION 2.12 Employee Benefit Plans. (a) Set forth in Schedule 2.12 attached hereto is a list of each employee benefit plan (within the meaning of
Section 3(3) of ERISA), current, accurate and complete copies of each to be delivered to Purchaser at the Initial Closing, written or oral employment or consulting agreement, severance pay plan or agreement, employee relations policy (or practice, agreement or arrangement), agreements with respect to leased or temporary employees, vacation plan or arrangement, sick pay plan, stock purchase plan, stock option plan, fringe benefit plan, incentive plan, bonus plan, cafeteria or flexible spending account plan and any deferred compensation agreement (or plan, program, or arrangement) covering any present or former employee of a Seller and which is, or at any time during the last two (2) years was, sponsored or maintained by (or to which contributions are required to be, were during the last two (2) years or were required to have been during the last two (2) years) a Seller. Each and every such plan, program, policy, practice, arrangement and agreement included on the list set forth in Schedule 2.12 attached hereto is hereinafter referred to as an "Employee Benefit Plan".

          (b) With respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA), stock purchase plan, stock option plan, fringe benefit plan, bonus plan or any deferred compensation agreement, plan or program (whether or not any such plan, program or agreement is currently in effect): there are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or, to the knowledge of the Sellers, threatened, and the Sellers have no knowledge of any facts which could reasonably give rise to any such actions, suits or claims (other than routine claims for benefits in the ordinary course), which could subject any Sellers to any liability.

          (c) (i) except as set forth in Schedule 2.12 attached hereto, the Sellers are not subject to any legal, contractual, equitable or other obligation to (1) establish as of any date any employee benefit plan of any nature, including any pension, profit sharing, welfare, post-retirement welfare, stock option, stock or cash award, non-qualified deferred compensation or executive compensation plan, policy or practice, or (2) continue any employee benefit plan of any nature, including any Employee Benefit Plan or any other pension, profit sharing, welfare or post-retirement welfare plan, or any stock option, stock or cash award, non-qualified deferred compensation or executive compensation plan, policy or practice (or to continue their participation in any such benefit plan, policy or practice) on or after the date hereof;

               (ii) the Sellers may, in any manner, subject to the limitations imposed by applicable law, and without the consent of any employee, beneficiary or other Person, prospectively terminate, modify or amend any such Employee Benefit Plan or any other plan, program or practice (or its participation in such Employee Benefit Plan or any other plan, program or practice) effective as of any date on or after the date hereof; and

               (iii) except as set forth in Schedule 2.12 attached hereto, to the knowledge of the Sellers, no representations or communications (directly or indirectly, orally, in writing or otherwise) with respect to participation, eligibility for benefits, vesting, benefit accrual coverage or other material terms of any Employee Benefit Plan have been made to any employee, beneficiary or other Person other than those which are in accordance with the terms and provisions of each such Plan as in effect immediately prior to the date hereof and the Initial Closing.

          SECTION 2.13 Employee-Related Matters. (a) There are no officers or employees of the Sellers whose aggregate compensation exceeds $150,000 per annum except as set forth on Schedule 2.13. There are no severance, accrued vacation obligations or retiree benefits of any current or former director, officer or employee including, but not limited to, stay-in-place bonuses whom the Purchaser has agreed to continue to employ. The employment or contractual arrangement of all such Persons is terminable at will without additional or further economic obligation on the part of any Seller.

          (b) (i) the Sellers are not a party to any Contract with any labor organization or other representative of its employees; (ii) there is no unfair labor practice charge or complaint pending or, to the knowledge of the Sellers, threatened against any Seller, nor has any been pending or threatened within the past three (3) years; (iii) the Sellers have not experienced any labor strike, picketing, hand billing, slowdown, work stoppage or similar labor controversy within the past three (3) years; (iv) no representation question is pending or has been raised respecting any of the employees of a Seller working within the past three (3) years, nor, to the knowledge of the Sellers, are there any campaigns being conducted to solicit authorization from the employees of any Seller to be represented by any labor organization; (v) no Claim before any Governmental Body brought by or on behalf of or relating to any employee, prospective employee, former employee, retiree, labor organization or other representative of the employees of the Sellers or relating to their employment practices, is pending or, to the knowledge of the Sellers, threatened against any Seller; (vi) no Seller is a party to, or otherwise bound by, any Order relating to its employees or employment practices; and (vii) the Sellers have paid in full to all of their employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees consistent with past practices (except for disputed amounts).

          SECTION 2.14 Insurance. Schedule 2.14 attached hereto sets forth a list of all insurance policies, fidelity and surety bonds and fiduciary liability policies (the "Insurance Policies") covering the Assets, the Business, operations, employees, officers and directors of the Sellers and true and complete copies of all such Insurance Policies have been delivered to the Purchaser. Schedule 2.14 attached hereto also sets forth a true and complete list of Claims made in respect of Insurance Policies during the two (2) years prior to the date hereof (other than under health or other employee benefit policies). All Insurance Policies are in full force and effect and will remain in effect up to the Closing and thereupon terminate. To the knowledge of the Sellers, there is not any threatened termination of, premium increase with respect to, or uncompleted requirements under, any material Insurance Policy.

          SECTION 2.15 Compliance with Laws. To the knowledge of the Sellers, no Seller or Womeninc.com is in violation of any order, judgment, injunction, award, citation, decree, consent decree or writ (collectively, "Orders"), or any law, statute, code, ordinance, rule, regulation or other requirement (collectively, "Laws"), of any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any court or arbitrator (collectively, "Governmental Bodies"), except where any such violation would not have a Material Adverse Effect upon such Seller or Womeninc.com.

          SECTION 2.16 Permits and Licenses. Each Seller and Womeninc.com has obtained all licenses, permits (including environmental permits), certificates, certificates of occupancy, orders, authorizations and approvals (collectively, "Permits"), and has made all required registrations and filings with, any Governmental Body that are required for the conduct of its Business. There are no Permits that are required for the conduct of the Business (the "Required Permits").

          SECTION 2.17 Environmental Matters.

               (i) to the best knowledge of the Sellers, the Sellers are in material compliance with all Environmental Laws;

               (ii) to the best knowledge of the Seller, there have been no Releases of Hazardous Substances by the Sellers or violations of Environmental Laws by the Sellers;

               (iii) the Sellers have not received oral or written notice of a violation or of a claim of potential or actual liability by any Governmental Body or third-party against a Seller under Environmental Laws, nor are any such potential claims known to the Sellers;

          SECTION 2.18 Finders' Fees. Except Michael Rosenberg, who has been engaged by the Seller, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of SBR who might be entitled to any fee or commission from the Purchaser or any Sellers upon consummation of the Transaction and the Other Contemplated Transactions. The Sellers have agreed to pay Michael Rosenberg a fee of 6% of the Purchase Price as follows: (i) $75,000 in cash, of which $25,000 has been paid and the balance in shares as set forth on Schedule 2.4. Except as set forth in this
Section 2.18, Michael Rosenberg is entitled to no further fees or commissions in connection with the Transaction.

          SECTION 2.19 Depositories; Powers of Attorney, Etc. Schedule 2.19 attached hereto sets forth (i) the name of each bank or similar entity in which each Seller has an account, lock box or safe deposit box and the names of all Persons authorized to draw thereon or to have access thereto, and (ii) the name of each Person holding a general or special power of attorney from a Seller and a description of the terms thereof.

          SECTION 2.20 Principals Investment. The Principals have made investments in the Sellers in the aggregate of at least $1,200,000 since inception and such investment has not been withdrawn except as set forth on
Schedule 2.20. Such investments are duly reflected on the Sellers' 1997, 1998 and 1999 tax returns.

          SECTION 2.21 No Activities. HBR and the Parent have not conducted any business or activities, other than those incidental to their formation and organization.

          SECTION 2.22 Subsequent Debt of the Seller. From and after the date of this Agreement and so long as the Buyer Loans are outstanding, the Sellers shall not incur any debt senior to the Buyer Loans or Existing Buyer Loans, or any secured debt other than the Buyer Loans and Existing Buyer Loans, with the exception of trade debt, without the prior written consent of the Purchaser, which consent shall be granted or withheld within seven (7) business days following Buyer's receipt of the terms of, and all legal documents relating to, such debt.

          SECTION 2.23 Seller's Web-Site. As of the date of this Agreement, SBR's web-site at www.sbresources.com is operational.

          SECTION 2.24 Disclosure; Schedules. Neither this Agreement nor the Schedules, nor any audited or unaudited financial statements, documents or certificates furnished or to be furnished to the Purchaser or any of its Agents or Affiliates by or on behalf of the Sellers pursuant to this Agreement or in connection with the Transaction and the Other Contemplated Transactions contain or will contain any untrue statement of a material fact or omit or will omit a material fact necessary in order to make the statements contained herein or therein not misleading. All representations and warranties made by the Sellers will be deemed to have been relied on by the Purchaser (notwithstanding any investigation by the Purchaser).


                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

          The Purchaser, represents and warrants to the Sellers as of the date of this Agreement and as of each Closing Date (as if each such representation and warranty was made on such Closing Date), that:

          SECTION 3.1 Authority Relative to This Agreement. The Purchaser has full limited liability company power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to consummate the Transaction and the Other Contemplated Transactions. The execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Documents to which it is a party and the consummation by it of the Transaction and the Other Contemplated Transactions have been duly and validly authorized and approved by the Purchaser, and no other proceeding on the part of the Purchaser is necessary to authorize the execution and delivery by the Purchaser of this Agreement or the other Transaction Documents to which the Purchaser is a party or the consummation of the Transaction and the Other Contemplated Transactions to which the Purchaser is a party. This Agreement has been duly and validly executed and delivered by the Purchaser and (assuming the valid execution and delivery of this Agreement by the other parties hereto) constitutes the legal, valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

          SECTION 3.2 No Conflicts; Consents. Neither the execution, delivery and performance by the Purchaser of this Agreement and each other Transaction Document to which it is a party nor the consummation of the Transaction and the Other Contemplated Transactions to which the Purchaser is a party (i) violates any provision of the Certificate of Incorporation or by-laws (or comparable charter documents) of the Purchaser; (ii) requires the Purchaser to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other Person; (iii) violates, conflicts with or results in the breach or default under (after the giving of notice or the passage of time), or permits the termination of, any material Contract to which the Purchaser is a party or by which any of them or any of their respective assets may be bound or subject; or (iv) violates any Law or Order of any Governmental Body against, or binding upon, the Purchaser or upon its assets or businesses.

          SECTION 3.3 Corporate Existence and Power. The Purchaser is a limited liability corporation duly formed, and validly existing under the laws of the State of Delaware and has all requisite powers and all material Permits required to own, lease and operate its properties and to conduct its business as currently conducted. The Purchaser is duly qualified to do business as a foreign limited liability company in each jurisdiction where the character of the property owned or leased by the Purchaser or the nature of its activities, makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a material adverse effect on the business, assets, financial condition or the results of operations of the Purchaser.

          SECTION 3.4 Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Purchaser who might be entitled to any fee or commission from the Seller upon consummation of the Transaction and the Other Contemplated Transactions.

          SECTION 3.5 Investment. The Purchaser is not acquiring the Purchased Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended.


                                   ARTICLE IV
                        COVENANTS AND AGREEMENTS PRIOR TO
                            AND SUBSEQUENT TO CLOSING

          SECTION 4.1 Corporate Examinations and Investigations. So long as the Purchaser holds or has the right to purchase at least ten percent (10%) of the outstanding Parent Common Stock, the Sellers agree that the Purchaser shall be entitled, through its directors, officers, attorneys, and accountants (collectively, the "Agents") to make such investigation of the Business and the Assets and operations of the Sellers (and any other SBW Company), and such examination of the books, records and financial condition of the Sellers (and any other SBW Company), as the Purchaser shall deem necessary or appropriate. Any such investigation and examination shall be conducted at reasonable times, under reasonable circumstances and upon ten (10) days written notice to the Sellers (and any other SBW Company), and the Sellers (and any other SBW Company) shall, cooperate fully therein. In that connection, the Sellers (and any other SBW Company) shall make available to the Agents during such period, without however causing any unreasonable interruption in the operations of the Business, all such information and copies of such documents and records concerning the affairs of the Sellers (and any other SBW Company) as the Agents may reasonably request, shall permit the Agents access to the Assets of the Sellers and all parts thereof and to the Sellers' Agents, customers, suppliers and others, and shall cause the Sellers' Agents to cooperate fully in connection with such review and examination. No investigation by the Purchaser shall diminish or obviate any of the representations, warranties, covenants or agreements of the Sellers contained in this Agreement.

          SECTION 4.2 Consents, Filings and Authorizations; Efforts to Consummate. As promptly as practicable after the date hereof, the Purchaser and the Sellers shall make all filings and submissions under such Laws as are applicable to them or to their respective Affiliates, as may be required for them to consummate the Transaction and the Other Contemplated Transactions in accordance with the terms of this Agreement and shall furnish copies thereof to each other party prior to such filing and shall not make any such filing or submission to which the Sellers or the Purchaser, as the case may be, reasonably objects in writing. All such filings shall comply in form and content in all material respects with applicable Law. Subject to the terms and conditions herein, each party hereto, without payment or further consideration, shall use its best efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable Laws, Permits and Orders, to consummate and make effective, as soon as reasonably practicable, the Transaction and the Other Contemplated Transactions, including the obtaining of all Required Consents and Permits or consents of any third party, whether private or governmental, required in connection with such party's performance of such transactions and each party hereto shall cooperate with the other in all of the foregoing.

          SECTION 4.3 Negotiations With Others. So long as the Purchaser holds or has the right to purchase at least ten percent (10%) of the outstanding Parent Common Stock, the Sellers hereby agree that the Sellers shall immediately notify the Purchaser of the receipt of any letter of intent, term sheet or similar document related to any sale of any interest in any Sellers (and any other SBW Company), or any substantial portion of the Business, or the Assets or the capital stock of any Sellers (and any other SBW Company), directly or by merger or consolidation.

          SECTION 4.4 Notices of Certain Events. The Sellers and the Purchaser shall promptly notify each other of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transaction and the Other Contemplated Transactions;

          (b) any notice or other communication from any Governmental Body in connection with the Transaction, any Collateral and the Other Contemplated Transactions; and

          (c) any event, condition or circumstance that would constitute a material breach of any representation or warranty, whether made as of the date hereof or as of a Closing Date, or that would constitute a violation or breach of any covenant of any party contained in this Agreement or any other Transaction Document; and

          (d) the default by any SBW Company in any obligation for borrowed money or any other material indebtedness or obligation.

          (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect with respect to any SBW Company.

          SECTION 4.5 Public Announcements. The Sellers and the Purchaser will consult with each other before issuing any press release or otherwise making any public statement with respect to the Transaction and the Other Contemplated Transactions, and will not issue any such press release or make any such public statement without the prior approval of the Sellers or the Purchaser, as the case may be, except as may be required by applicable Law in which event the other party shall have the right to review and comment upon (but not approve) any such press release or public statement prior to its issuance.

          SECTION 4.6 Confidentiality. (a) The Purchaser shall hold in strict confidence, and shall use its best efforts to cause all of its Agents to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or by other requirements of Law, all Confidential Information (defined below) concerning the Sellers which any of them has obtained from the Sellers or their Agents prior to, on or after the date hereof, in connection with the Transaction and the Other Contemplated Transactions, and the Purchaser shall not use or disclose to others, or permit the use of or disclosure of, any such Confidential Information so obtained, and will not release or disclose such information to any other Person, except the Agents who need to know such information in connection with this Agreement (and who shall be advised of the provisions of this Section 4.6). The foregoing provisions shall not apply to any such information to the extent (i) known by Purchaser prior to the date such information was provided to Purchaser by or on behalf of the Sellers in connection with the Transaction and the Other Contemplated Transactions, (ii) made known to the Purchaser from a third party, to the knowledge of the Purchaser, not in breach of any confidentiality requirement, or (iii) made public through no fault of the Purchaser or any of its Agents.

          (b) If this Agreement is terminated as provided herein and the Transaction and the Other Contemplated Transactions are not consummated and if requested by the Sellers, the Purchaser shall return to the Sellers all tangible evidence of such information regarding the Sellers, or provide, at the Purchaser's option, a certificate to the Sellers stating that such information has been destroyed.

          (c) The term "Confidential Information" shall mean all written information provided to the Purchaser by, for or on behalf of the Sellers or their Agents and will also include, without limitation, any Confidential Information obtained through due diligence activities, as well as all notes, compilations and analyses derived therefrom and all copies, summaries, notes and other written materials so provided.

          (d) In the event that the Purchaser or any of their Agents are requested in any legal or governmental proceeding to disclosure any of the Confidential Information, the Purchaser or such Agents, as the case may be, shall give the Sellers prompt written notice of such request so that the Sellers may seek an appropriate order or decree restricting such disclosure. If, in the absence of such an order or decree, the Purchaser or its Agents are nonetheless compelled to disclose any Confidential Information, the Purchaser or such Agent, as the case may be, may disclose such information in such proceeding without liability hereunder provided that the Purchaser or such Agent gives the Sellers written notice of the Confidential Information to be disclosed as far in advance of its disclosure as is practicable and, upon the Seller's request and at its expense, the Purchaser or such Agent shall use its reasonable commercial efforts to assist the Sellers to obtain assurances that confidential treatment will be accorded to such information.

          (e) The Confidential Information will be kept confidential by the Purchaser and will not be photocopied, distributed or disclosed to any person other than their Agents for the sole purpose of the Transaction and the Other Contemplated Transactions. Each Agent of the Purchaser shall be advised of this Agreement by the Purchaser, and shall agree to be bound by the terms of this Agreement and shall not disclose such information to any other individual or entity other than to another Agent or to the Purchaser or as permitted by
Section  4.6(a).  The Purchaser  agrees to be responsible for the breach of this
Section 4.6 by its Agents.

          (f) For a period of two years from the date hereof, without the prior written consent of the Sellers, the Purchaser will not, and will direct its Agents not to hire or solicit the employment of any employees of the Sellers listed in Schedule 4.6 attached hereto.

          SECTION 4.7 Expenses. Documented paid fees and expenses of Lowenstein Sandler PC as the Purchaser's counsel in connection with the preparation, execution and performance of this Agreement and the Transaction and the Other Contemplated Transactions shall be deemed to be an additional Buyer Loan and shall be repaid upon the repayment of the Buyer Loans.

          SECTION 4.8 Financial Statements and Other Information. The Parent will furnish to the Purchaser:

          (a) within 90 days after the end of its fiscal year, for each of the Parent and of SBR, an audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in comparative form the figures for the previous fiscal year, all prepared by independent public accountants reasonably acceptable to the Purchaser (without any qualification or exception as to the scope of such audit), to the effect that such financial statements present fairly in all material respects the financial condition and results of operating of the Parent (and its consolidated subsidiaries) on a consolidated basis and of HBR in accordance with GAAP, consistently applied, with an accompanying certification to the same effect from the president of the Parent and of HBR.

          (b) beginning with months completed after the Eleventh Closing, within 20 days after the end of each such month, a consolidated balance sheet and related statements of operations of the Parent (and its consolidated subsidiaries) and of HBR ("Monthly Financial Statement") as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, all prepared on a compilation basis by independent certified public accountants reasonably acceptable to Purchaser and certified by the president of the Parent and of HBR as presenting in all material respects the financial condition and results of operations of the Parent (and its consolidated subsidiaries) and of HBR in accordance with GAAP consistently applied.

          (c) promptly after request by the Purchaser, such further financial statements and reports in such form as the Purchaser may request including, without limitation, such statements and reports that the Purchaser may require to permit the Purchaser to comply with applicable securities and other laws in connection with its investment in the Sellers.

          SECTION 4.9 Further Assurances. Each Seller hereby agrees, without further consideration, to execute and deliver, or to cause to be executed and delivered on its behalf, such other instruments of transfer or granting of perfection of liens or assignments and take such other action as the Purchaser may reasonably request in order to put the Purchaser in possession of, and to vest in the Purchaser, good, valid, and unencumbered title to the Purchased Shares, and valid, duly perfected liens and assignments of the Collateral in accordance with this Agreement and to consummate the Transaction and the Other Contemplated Transactions. The Purchaser hereby agrees, without further consideration, to take such other action following a Closing and execute and deliver such other documents as the Sellers may reasonably request in order to consummate the Transaction and the Other Contemplated Transactions in accordance with this Agreement.

          SECTION 4.10 Tax Matters. All sales Taxes (including any penalties and interest) incurred in connection with the transfer of the Purchased Shares or the consummation of the Transaction and the Other Contemplated Transactions shall be borne and paid by the Sellers when due, and the Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes and fees.

          SECTION 4.11 Purchaser's Board Representation. Promptly after the execution hereof, each of the Parent and SBR shall cause to be elected to its board of directors, one person appointed by the Purchaser and such person or his or her replacement as shall from time to time be designated by Purchaser, such designee to be reasonably approved by Sellers, shall serve as long as Buyer owns not less than 15% of the outstanding voting stock of Parent.

          SECTION 4.12 Affiliate Transactions. No SBW Company shall engage in any transactions with any Affiliate except with the express prior written consent of a majority of the members of the Board of Directors of the Parent who are not Affiliates or employed by an Affiliate, except as set forth on Schedule 4.12

          SECTION 4.13 Approval of Certain Transactions. No Seller shall effect any merger or consolidation of such Seller into another corporation or entity (whether or not such Seller is the surviving corporation) or sell a material portion of its assets, unless such Seller (or its stockholders in their capacity as stockholder) shall receive in such transaction at least $22,000,000 or the Purchaser shall have consented in writing to such transaction. No Seller shall reclassify or redeem the stock of the Selling Stockholders without the written consent of the Purchaser. No Seller shall issue any of its equity securities (or securities convertible into or exchangeable for equity securities) unless such issuance shall be at a pre-money valuation of at least $15,000,000 or the Purchaser shall have consented in writing to such transaction. No Selling Stockholder shall sell any equity securities of a Seller unless such the valuation of such Seller, determined by the price of such sale, is at least $15,000,000 or the Purchaser shall have consented in writing to such sale. Purchaser shall grant or withhold its consent within seven (7) business days of Purchaser's receipt of the terms of and all legal documents relating to such transactions.

          SECTION   4.14  Fiscal   Years.   The  Parent  and  its   consolidated
subsidiaries have a fiscal year that ends on December 31.

          SECTION 4.15 Negative Covenants. (a) The Sellers agree that from the date hereof to the date that the Purchaser has made its last payment required under Section 1.1, none of the Sellers, without the written consent of the Purchaser, shall:

               (i) change any provision of its Certificate of Incorporation or Bylaws or any similar governing documents;

               (ii) change the number of shares of its authorized capital stock;

               (iii) grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character (collectively "Purchase Rights") relating to the authorized or issued capital stock of the Sellers any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any shares of such capital stock, except for the grant of stock options or warrants to be issued to employees, consultants and strategic customers for up to 500,000 shares of Parent Common Stock and in connection with capital raising transactions expressly permitted by the Agreement.

               (iv) sell, dispose of, or encumber in any matter any substantial asset (including with respect to the Parent, the stock of HBR, SBR and Womeninc.com) or incur any significant liabilities;

               (v) acquire in any manner whatsoever any business or entity;

               (vi) increase the rate of compensation for, or amend any employment agreement or noncompetition between any SBW Company and, Mr. Boorin, Mr. Heim or any other officer, provided however that if no Event of Default has occurred and is continuing, the Board of Directors of Parent or SBR may increase annually the future compensation of Mr. Boorin and Mr. Heim by up to fifteen percent per year, beginning after April 15, 2001; or

               (vii) agree to do any of the foregoing.

          (b) In the event that the Sellers do not have positive cash flow and do not obtain a minimum of $1.5 million of equity or debt financing on or before January 15, 2001, the Sellers shall defer all compensation payments due to Messrs. Boorin and Heim for a period of six months. Boorin and Heim, by execution of this Agreement, agree to such deferral and that such deferral shall not be deemed a default of their employment or non-competition agreements. Notwithstanding the previous sentence, as soon as financing is obtained or there is positive cash flow in any calendar month, Sellers may pay deferred compensation to the extent of such positive cash flow (whether from operations or additional financing).

          SECTION 4.16 Call Right. Prior to March 31, 2000, Purchaser shall be required to sell to a third party investor or SBW in the Parent its equity in the Parent representing up to twenty-three percent of the Parent's Common Stock outstanding if all of the Buyer Loans and Existing Buyer loans are repaid in full and such sale price is based upon a valuation of the Parent of at least $15 million.

          SECTION 4.17 Default. Seller hereby agree that if an Event of Default shall occur, the Purchaser shall be entitled to exercise (in any order and in any combination) all rights and remedies available to Purchaser, including without limitation those under the Security Agreement, those under the Guaranty Agreements (subject to Section 1.1(b)) and the acceleration of the maturity of the Buyer Loans, and all rights and remedies available at law or in equity or any other agreement involving a Seller.


                                    ARTICLE V
                              CONDITIONS TO CLOSING

          SECTION 5.1 Conditions to the Obligations of Sellers and Purchaser. The obligations of the Sellers and the Purchaser to consummate the Transaction and the Other Contemplated Transactions are subject to the satisfaction of the following conditions on or prior to each Closing Date:

          (a) No Injunction. No provision of any applicable Law and no Order shall prohibit the consummation of the Transaction and the Other Contemplated Transactions.

          (b) No Proceeding or Litigation. No Claim instituted by any Person shall have been commenced or pending against the Seller, or the Purchaser or any of their respective Affiliates, officers or directors which Claim seeks to restrain, prevent, change or delay in any material respect the Transaction and the Other Contemplated Transactions or seeks to challenge any of the material terms or provisions of this Agreement or seeks material damages in connection with any of such transactions, except as would not have a Material Adverse Effect.

          SECTION 5.2 Conditions to the Obligations of Sellers. All obligations of the Sellers to consummate the Transaction and the Other Contemplated Transactions are subject to the fulfillment (or waiver by the Seller) on or prior to each Closing Date of each of the following further conditions:

          (a) Performance. The Purchaser shall have performed and complied with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, provided that if the Purchaser does not fund any Buyer Loan or contribute any cash due to the circumstances described in Section 1.1(c), Sellers shall remain obligated for all its duties and obligations hereunder and the other Transaction Documents, but the Purchaser's only obligation to issuer's are to obtain any additional Parent Common Stock shall be limited as provided in Section 1.1(c).

          (b) Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement and in any certificate or other writing delivered by the Purchaser pursuant hereto shall be true in all material respects at and as of the Closing Date as if made at and as of such time.

          (c) Purchase Price. The portion of Purchase Price then due shall have been paid by the Purchaser in accordance with Section 1.1 on the applicable Closing Date.

          SECTION 5.3 Conditions to the Obligations of Purchaser. All obligations of the Purchaser to consummate the Transaction and the Other Contemplated Transactions hereunder are subject to the fulfillment (or waiver by the Purchaser) on or prior to a Closing of each of the following further conditions:

          (a) Performance. The Sellers shall have performed and complied with all agreements, obligations and covenants required by this Agreement to be performed or complied with by them on or prior to a Closing Date; provided, however, that this condition shall be deemed to have not been fulfilled if the failure to perform and comply with such agreements, obligations and covenants causes a Material Adverse Effect.

          (b) Representations and Warranties of the Sellers. The representations and warranties of the Sellers contained in this Agreement and in any certificate or other writing delivered by the Sellers pursuant hereto shall be true at and as of a Closing Date as if made at and as of such time, in all material respects, provided, however, that those representations and warranties which are qualified by references to "material", "Material Adverse Effect" or "to the knowledge of the Seller" shall be deemed not to include such qualifications.

          (c) No Adverse Change. During the period from the Latest Balance Sheet Date to a Closing Date, there shall not have been (x) any change in the financial condition, results of operation or prospects of the Business; (y) any damage, destruction, casualty, determination or other event to or affecting the Assets of the Sellers; or (z) any Claims or Liens filed or threatened against or affecting the Sellers or their Assets which in the case of (x), (y) and (z) above would violate this Agreement or otherwise have a Material Adverse Effect.

          (d) Required Consents. The Sellers shall deliver written evidence that all Required Consents shall have been obtained.

          (e) Required Permits. All Required Permits shall be in full force and effect.

          (f) Releases. The Sellers shall have obtained and delivered to the Purchaser general releases and discharges of the Principals in form and substance reasonably acceptable to the Purchaser and its legal counsel.

          (g) Documentation. There shall have been delivered to the Purchaser the following:

               (i) A certificate, dated the date of the applicable Closing ., of the Sellers confirming the matters set forth in Sections 5.3(a), (b), (c) and
(d);

               (ii) A certificate, dated the date hereof, of each Seller certifying that attached to such certificate (A) is a true and correct copy of the Certificate of Incorporation and by-laws (or comparable instruments) of such Seller and all amendments, if any, thereto as of the date thereof; (B) are the names of the directors and officers of the Seller; (C) is a true copy of all corporate actions taken by the board of directors of the Sellers (which actions shall have been taken prior to the date of entering into this Agreement) to authorize the Transaction and the Other Contemplated Transactions; and (D) are the names and signatures of the duly elected or appointed officers of such Seller who are authorized to execute and deliver this Agreement, the other Transaction Documents to which such Seller is a party and any certificate, document or other instrument in connection herewith;

               (iii) True, correct and complete copies of all the Required Consents and Permits;

               (iv) Good standing certificates of the Sellers from the Secretary of State (or comparable authority) of each jurisdiction in which each Seller is organized dated a date not more than 60 days prior to the date hereof;

               (v) A signed opinion of Sellers' counsel, dated a Closing Date, addressed to the Purchaser, substantially in the form and to the effect of Exhibit C attached hereto; to be delivered on the date hereof and to be updated at the time of the Final Closing;

               (vi) Executed Notes of SBR and any other appropriate borrower issued to the order of the Purchaser evidencing the Buyer Loans on such Closing Date;

               (vii)   Executed   Guarantee   Agreements  of  the  Parent,   the
Subsidiaries or Robert Boorin, as the case may be, guaranteeing the Notes issued on such Closing Date;

               (viii) Executed UCC-1 financing statements, URL assignments and other documents from the Sellers in favor of the Purchaser to perfect the security interests in URL assignments, and assignments of the collateral under the Security Agreement;

               (ix) [Intentionally Omitted.]

               (x) Secretary's certificate that the Employment Agreement and Non-Competition Agreement of Robert Boorin remain in full force and effect to be delivered on the date hereof;

               (xi) Secretary's certificate that the Employment Agreement and Non-Competition Agreement of Maurice Heim remain in full force and effect to be delivered on the date hereof;

               (xii) Executed Registration Rights Agreement of the Parent providing the Purchaser with certain registration rights with respect to the Parent Purchased Shares;

               (xiii) Evidence of key-man life insurance for Robert Boorin, President of the Seller, in the amount of $2,000,000, naming SBR as beneficiary;

               (xiv) Consent by the Purchaser as to the retention of the independent auditors of the Seller, which consent will not be unreasonably withheld;

               (xv) Execution of a consent by Robert Boorin and Maurice Heim to be bound by Sections 1.3, 4.3 and 4.15 of this Agreement;

               (xvi) Certificates evidencing all of the Parent Purchased Shares and HBR Purchased Shares;

               (xvii) Blue Sky memorandum from Sellers counsel addressing state laws that are relevant to the issuance of the Parent Common Stock;

               (xviii) Canceled stock certificates and releases of options for all SBW Companies, except for the remaining interests set forth on Schedule 2.4;

               (xix) Financial statements for the period ending on August 31, 2000 (provided that there shall be no requirement to deliver this statement until the Eleventh Closing); and

               (xx) the Warrant; and

               (xxi) an agreement evidencing the Options.

               (xxii) evidence of exchange of $750,000 of Buyer Loans for Parent Purchased Shares and Warrants.


                                   ARTICLE VI
                                   TERMINATION

          SECTION 6.1 Termination. This Agreement may be terminated and the Transaction and the Other Contemplated Transactions may be abandoned at any time prior to the Closing:

          (a) By mutual written consent of the parties hereto.

          (b) By the Sellers, if (i) there has been a misrepresentation or breach of warranty on the part of the Purchaser in the representations and warranties contained herein (ii) the Purchaser has committed a breach of any covenant imposed upon it hereunder or (iii) any condition to Sellers' obligations hereunder becomes incapable of fulfillment through no fault of a Seller and is not waived by the Sellers.

          (c) By the Purchaser if (i) there has been a misrepresentation or breach of warranty on the part of the Sellers in the representations and warranties contained herein; (ii) the Sellers have committed a breach of any covenant imposed upon it hereunder and fails to cure such breach; or (iii) any condition to the Purchaser's obligations hereunder becomes incapable of fulfillment through no fault of the Purchaser and is not waived by the Purchaser.

          (d) By the Purchaser, on the one hand, or by the Sellers, on the other hand, if there shall be any Law that makes consummation of the Transaction and the Other Contemplated Transactions illegal or otherwise prohibited, or if any Order enjoining the Purchaser, on the one hand, or the Seller, on the other hand, from consummating the Transaction and the Other Contemplated Transactions is entered and such Order shall have become final and nonappealable.

          SECTION 6.2 Effect of Termination; Right to Proceed. (a) In the event of termination of this Agreement by the Sellers, on the one hand, or the Purchaser, on the other hand, as provided in Section 6.1, this Agreement forthwith shall become null and void and there shall be no liability on the part of the Sellers or the Purchaser, except that upon termination of this Agreement pursuant to:

              (i) Section 6.1(b), the Purchaser shall have no further obligation to the Sellers under this Agreement or otherwise, except with respect to the agreements contained in Sections 4.6, 4.7 and 4.8; and

              (ii) Section 6.1(c), the Sellers shall remain liable to the Purchaser for any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement of the Sellers existing at the time of such termination, and in such event the Purchaser may seek such remedies, including Losses against the Sellers with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity and, without limiting the generality of the foregoing, the Sellers shall reimburse the Purchaser for all costs and expenses resulting from any such breach.

          (b) The agreements contained in Sections 4.6, 4.7, and 4.8 and Articles VII and VIII shall survive the termination of this Agreement.


                                   ARTICLE VII
                                 INDEMNIFICATION

          SECTION 7.1 Survival of Representations and Warranties. (a) Notwithstanding any right of the Purchaser fully to investigate the affairs of the Sellers and any knowledge of facts determined or determinable by the Purchaser pursuant to such investigation or right of investigation, the Purchaser has the right to rely fully upon the representations, warranties, covenants and agreements of the Sellers contained in this Agreement, or listed or disclosed on any Schedule attached hereto or in any instrument delivered in connection with or pursuant to any of the foregoing.

          (b) All representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder for a period of two (2) years following the Closing Date; provided, however, that the representations and warranties contained in Section 2.1 (Title to Shares) shall survive in perpetuity and the representations and warranties contained in Sections 2.15 (Taxes), 2.16 (Employee Benefit Plans) and 2.21 (Environmental Matters) shall survive for any applicable statute of limitations.

          SECTION 7.2 Obligation of Sellers to Indemnify. Subject to the limitations set forth in Section 7.5, the Sellers, jointly and severally, hereby agree to indemnify, defend and hold harmless the Purchaser (and their directors, officers, employees, Affiliates, successors, assigns and Agents) from and against all Claims, losses, liabilities, damages, deficiencies, judgments, settlements, costs of investigation or other expenses (including interest, penalties and reasonable attorneys' fees and disbursements and expenses incurred in enforcing this indemnification or in any litigation between the parties or with third parties) (collectively, the "Losses") suffered or incurred by the Purchaser or any of the foregoing Persons arising out of (a) any breach of the representations, warranties, covenants and agreements of the Sellers or contained in this Agreement, the Schedules attached hereto or any other Transaction Document, or (b) any Claim, including any Claim arising out of or relating to Environmental Laws, whether made before or after the date of this Agreement, or any litigation, proceeding or governmental investigation, including any Claim arising out of or relating to Environmental Laws, whether commenced before or after the date of this Agreement, arising out of the Business, or otherwise relating to the Sellers, prior to a Closing, or otherwise arising out of any act or occurrence prior to, or any state or facts existing as of, a Closing.

          SECTION 7.3 Obligation of Purchaser to Indemnify. Subject to the limitations set forth in Section 7.5, the Purchaser hereby agrees, to indemnify, defend and hold harmless the Sellers from and against any Losses suffered by the Sellers by reason of any breach of the representations and warranties of the Purchaser or of the covenants and agreements of the Purchaser contained in this Agreement, the Schedules attached hereto or any other Transaction Document.

          SECTION 7.4 Notice and Opportunity to Defend Third Party Claims. (a) Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim, circumstance or Tax Audit which would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give prompt notice thereof (the "Claims Notice") to the party or parties obligated to provide indemnification pursuant to Section 7.2 or 7.3 (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

          (b) The Indemnifying Party may elect to defend, at its own expense and with its own counsel satisfactory to Indemnitee, any Asserted Liability, unless
(i) the Asserted Liability seeks an Order, injunction or other equitable or declaratory relief against the Indemnitee, or (ii) the Indemnitee shall have reasonably concluded that (x) there is a conflict of interest between the Indemnitee and the Indemnifying Party in the conduct of such defense, or (y) the Indemnitee shall have one or more defenses not available to the Indemnifying Party; provided, however, that the Indemnifying Party shall not be permitted to make such election if the Indemnifying Party fails to provide Indemnitee with evidence reasonably acceptable to Indemnitee that the Indemnifying Party will have the financial resources to defend against the Asserted Liability and fulfill its indemnification obligations hereunder. If the Indemnifying Party elects to defend such Asserted Liability, it shall within thirty (30) calendar days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the defense of such Asserted Liability. If the Indemnifying Party assumes the defense against any Asserted Liability it will be conclusively established for purposes of this Agreement that such Asserted Liability is within the scope of, and subject to, indemnification. If the Indemnifying Party elects not to defend the Asserted Liability, is not permitted to defend the Asserted Liability by reason of the first sentence of this Section 7.4(b), fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement with respect to such Asserted Liability, the Indemnitee may pay, compromise or defend such Asserted Liability at the sole cost and expense of the Indemnifying Party. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the reasonable written objection of the other, provided, however, that the Indemnitee may settle or compromise any claim as to which the Indemnifying Party has failed to notify the Indemnitee of its election as herein provided or is contesting its indemnification obligations hereunder. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. Any expenses of any Indemnitee for which indemnification is available hereunder shall be paid upon written demand therefor.

          SECTION 7.5 Payment of Indemnification Amounts. (a) The parties hereto will act in good faith so that any amounts payable by an Indemnifying Party to an Indemnitee pursuant to this Article VII shall be treated, for Tax purposes, as an adjustment to the Purchase Price, unless a Final Determination with respect to an Indemnitee or any of its Affiliates causes any such payment not to be treated as an adjustment to Purchase Price for United States federal income tax purposes. If such payment cannot be treated as an adjustment to the Purchase Price for Tax purposes, then such indemnification payment shall be increased to take account of any net Tax cost incurred by the Indemnitee as a result of the receipt or accrual of such payments.

          (b) Any amounts payable under this Article VII shall be calculated after giving effect to any net proceeds actually received from insurance policies covering the damage, loss, liability or expense that is the subject to the claim for indemnity.

          SECTION 7.6 Other Remedies. The provisions of this Article VII shall not restrict or otherwise limit the legal remedies that a party to this Agreement may seek under applicable law or otherwise for any breaches of the representations, warranties, covenants or agreements contained herein.

                                  ARTICLE VIII
                                  MISCELLANEOUS

          SECTION 8.1 Notices. (a) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier, telecopied or mailed (by registered or certified mail, postage prepaid) as follows:

                                    If to the Purchaser, one copy to:

                                    AstaFunding.com, LLC
                                    c/o Asta Funding Inc.
                                    210 Sylvan Avenue
                                    Englewood Cliffs, NJ 07632
                                    Telecopier: (201) 569-4595
                                    Attention:  Mr. Gary Stern

                                    with a simultaneous copy to:

                                    Lowenstein Sandler PC
                                    65 Livingston Avenue
                                    Roseland, New Jersey  07068
                                    Telecopier:  (973) 597-2400
                                    Attention:  John D. Schupper, Esq.

                                    If to the Sellers one copy to:

                                    Small Business Resources, Inc.
                                    37 Davenport Avenue
                                    Unit #5
                                    Greenwich, CT 06830
                                    Telecopier: (203) 862-0866
                                    Attention:  Mr. Robert S. Boorin

                                    with a simultaneous copy to:

                                    Snow Becker Krauss P.C.
                                    605 Third Avenue
                                    25th Floor
                                    New York, New York  10158
                                    Telecopier: (212) 949-7052
                                    Attention:  Jack Becker, Esq.

          (b) Each such notice or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in Section 8.1(a) (with confirmation of transmission), or (ii) if given by any other means, when received at the address specified in Section 8.1(a). Any party by notice given in accordance with this Section 8.1 to the other party may designate another address (or telecopier number) or Person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

          SECTION 8.2 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the Transaction and the Other Contemplated Transactions contain the entire agreement between the parties with respect to the subject matter hereof and related transactions and supersede all prior agreements, written or oral, with respect thereto, and there are no other obligations of the Purchaser to any Seller and vice-versa.

          SECTION 8.3 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended only by a written instrument signed by the parties hereto. The provisions hereof may be waived in writing by the parties hereto. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

          SECTION 8.4 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws rules thereof.

          (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New Jersey State court or Federal court of the United States of America sitting in Newark, New Jersey, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New Jersey State or, to the extent permitted by law, in such Federal court.

          (c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Transaction Documents in any New Jersey State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 8.5 Arbitration. The parties hereby covenant and agree that any legal suit, dispute, claim, demand, controversy or cause of action of every kind and nature whatsoever, known or unknown, fixed or contingent, that any party may now have or at any time in the future claim to have based in whole or in part, or arising from or out of or that in any way is related to the negotiations, execution, interpretation or enforcement of this Agreement
(collectively, the "Disputes") shall be completely and finally settled by submission of any such Disputes to arbitration under the rules of the American Arbitration Association ("AAA") then in effect. There shall be one arbitrator, and such arbitrator shall be chosen by mutual agreement of the parties in accordance with AAA rules. Unless the parties agree otherwise, the arbitration proceedings shall take place in New York, New York. The arbitrator shall apply New York law to all issues in dispute. Notice of demand for arbitration shall be filed in writing with the other party to this Agreement and with the AAA. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such Dispute would be barred by the applicable statute of limitations. The findings of the arbitrator shall be final and binding on the parties. Judgment on such award may be entered in any court of competent jurisdiction, or application may be made to that court for a judicial acceptance of the award and an order or enforcement, as the party seeking to enforce that award may elect. The prevailing party in any such action shall be entitled to receive from the losing party all reasonable costs and expenses, including the reasonable fees of attorneys, accountants, and other experts, incurred by the prevailing party in investigating and prosecuting (or defending) such action, together with any such fees which may be incurred in enforcing any award of judgment.

          SECTION 8.6 Binding Effect; No Assignment. This Agreement and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives. This Agreement may not be assigned (including by operation of Law) by a party without the express written consent of the Purchaser (in the case of assignment by the Sellers) or the Sellers (in the case of assignment by the Purchaser) and any purported assignment, unless so consented to, shall be void and without effect. Nothing herein express or implied is intended or shall be construed to confer upon or to give anyone other than the parties hereto and their respective heirs, legal representatives and successors any rights or benefits under or by reason of this Agreement and no other party shall have any right to enforce any of the provisions of this Agreement.

          SECTION 8.7 Exhibits. All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

          SECTION 8.8 Severability. If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been included herein.

          SECTION 8.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.


                                   ARTICLE IX
                                   DEFINITIONS

          SECTION 9.1 Definitions. (a) The following terms, as used herein, have the following meanings:

          "Affiliate" of any Person means any other Person directly or indirectly through one or more intermediary Persons, controlling, controlled by or under common control with such Person including, as to any SBW Company, any Principal or any family member of any Principal.

          "Agreement" or "this Agreement" means, and the words "herein", "hereof" and "hereunder" and words of similar import refer to, this agreement as it from time to time may be amended.

          "Assets" means properties, rights, interests and assets of every kind, real, personal or mixed, tangible and intangible, used or usable in the Business.

          The term "audit" or "audited" when used in regard to financial statements means an examination of the financial statements by a firm of independent certified public accountants in accordance with generally accepted auditing standards for the purpose of expressing an opinion thereon.

          "Bona Fide Offer" is defined in Section 1.3.

          "Budget" is defined in Section 2.6.

          "Business" means the businesses of the SBW Companies as presently conducted or proposed to be conducted.

          "Buyer Loans" is defined in Section 1.1(a).

          "Certificate of Incorporation" means, in the case of any corporation, the certificate of incorporation, articles of incorporation or charter of a corporation, howsoever denominated under the laws of the jurisdiction of its incorporation.

          "Closing" is defined in Section 1.1(a).

          "Closing Date" shall mean each date of each Closing

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Contract" means any contract, agreement, indenture, note, bond, lease, conditional sale contract, mortgage, license, franchise, instrument, commitment or other binding arrangement, whether written or oral.

          The term "control", with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other Persons by or through stock ownership, agency or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Environmental Laws" means any and all Laws (including common law), Orders, Permits, agreements or any other requirement or restriction promulgated, imposed, enacted or issued by any federal, state, local and/or foreign Governmental Bodies relating to human health or the environment, including the emission, discharge or Release of pollutants, contaminants, Hazardous Substances or wastes into the environment (which includes ambient air, surface water, ground water, or land), and the remediation thereof, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof, including the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Emergency Planning and Community Right To Know Act, the Federal Water Pollution Control Act, the Oil Pollution Act of 1990, the Pollution Prevention Act of 1990, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Endangered Species Act, the Toxic Substances Control Act, each as amended, any state or local counterparts thereof and any state or local laws of a similar nature for the protection of human health and welfare.

          "Environmental Permits" with respect to any SBW Companies means those Permits, authorizations, approvals and permission required to be obtained by the Sellers under Environmental Laws in connection with the Business or the use and operation of the Assets owned or leased by them.

          "Event of Default" means any event, condition or circumstance that would constitute a material breach of any representation or warranty by or behalf of any SBW Company or Robert Boorin in connection with the Transaction, or that would constitute a violation or breach of any covenant (other than Section 4.2, the breach of which shall be an Event of Default only if it results in a Material Adverse Effect) of any SBW Company or Robert Boorin contained in this Agreement or any other Transaction Document, or the failure of any SBW Company to pay when due (subject to any applicable cure period) any borrowed money or any sums due under capital leases or the failure of any SBW Company to pay within forty-five (45) days of being due any amounts that are due and payable for payroll, including without limitation, wages, salary, unemployment insurance, social security payments, pension payments and the like, excluding in each case any condition or circumstance that would be otherwise an Event of Default of HBR if it is caused by activities directed by Purchaser (directly or indirectly).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "GAAP" means generally accepted accounting principles in effect on the date hereof as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States.

          "Guaranty Agreements" is defined in Section 1.1(a).

          "Hazardous Substances" means any dangerous, toxic, reactive, corrosive, ignitable, radioactive, caustic or otherwise hazardous material, pollutant, contaminant, chemical, waste or substance defined, listed or described as any of such in or governed by any Environmental Law, including urea-formaldehyde, solvents, acids, bases, heavy metals, polychlorinated biphenyls, asbestos or asbestos-containing materials, radon, explosives, known carcinogens, petroleum and its derivatives or petroleum products.

          "Intellectual Property Rights" is defined in Section 2.9.

          "Inventory" means, as of any date, collectively, all inventories of merchandise and other products owned by the Sellers and held for resale or for distribution, together with packaging and samples thereof owned by the Sellers as of such date.

          "IRS" means the Internal Revenue Service.

          "Knowledge  of  the  Seller"  shall  mean  actual   knowledge,   after
performance of the duties reasonably within the scope of each such person's responsibility in the position held, of any officer of the Seller.

          "Latest Balance Sheet Date" means June 30, 2000.

          "Liability" means any direct or indirect indebtedness, liability, assessment, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, actual or potential, contingent or otherwise (including any liability under any guaranties, letters of credit, performance credits or with respect to insurance loss accruals).

          "Lien" means, with respect to any Asset, any mortgage, lien (including mechanics, warehousemen, laborers and landlords liens), claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment, title defect or encumbrance of any kind in respect of or affecting such Asset.

          "Material Adverse Effect" shall mean an effect on the financial condition or results of operation which is or would be materially adverse to the applicable party.

          "Other Contemplated Transactions" is defined in the recitals to this Agreement.

          "Old Stock Purchase Agreement" is defined in the recitals to this Agreement.

          "Other Contemplated Transactions" is defined in the Recitals to this Agreement.

          "Parent" is defined in the caption of this Agreement.

          "Parent Common Stock" is defined in Section 2.1.1(a).

          "Parent Purchased Shares" is defined in Section 1.1(a).

          "Percentage of Funding" means the fraction,  the numerator of which is
(x) $750,000 plus the aggregate principal amount advanced of the Buyers Loans (not including the $750,000 being contributed to the Parent today in exchange for the Parent Purchased Shares) and the denominator of which is (y) $2,500,000.

          "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity, including a government or political subdivision or an agency or instrumentality thereof.

          "Purchased Shares" means the Parent Purchased Shares and the HBR Purchased Shares.

          "Principals" is defined in Section 1.1(b).

          "Purchase Price" is defined in Section 1.1(a).

          "Regulatory Actions" means any claim, demand, action, suit or proceeding brought or instigated by any Governmental Body in connection with any Environmental Law, including civil, criminal and/or administrative proceedings, whether or not seeking costs, damages, penalties, expenses or injunctive relief.

          "Release" means the intentional or unintentional, spilling, leaking, disposing, discharging or disturbance of, or emitting, depositing, injecting, leaching, escaping or any other release or threatened release, however defined, of any Hazardous Substance.

          "Required Consents" is defined in Section 2.3.

          "Required Permits" is defined in Section 2.16.

          "SBR Common Stock" is defined in Section 1.1(a).

          "SBW Company" means the Parent or any Person in which the Parent owns or controls, directly or indirectly, twenty (20%) percent or more of the equity or voting rights.

          "SBR Loans" is defined in Section 1.1(a).

          "SBR Purchased Shares" is defined in Section 1.1(a).

          "Sellers" means HBR, SBR and the Small Business Worldwide, Inc.

          "Selling Stockholders" is defined in Section 1.3.

          "Stockholder Notice" is defined in Section 1.3.

          "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") means (i) any net income, gross income, gross receipts, sales, use, ad valorem, transfer, transfer gains, franchise, profits, license, withholding, payroll, employment, social security (or similar), unemployment, disability, excise, severance, stamp, rent, recording, registration, occupation, premium, real or personal property, intangibles, environmental (including taxes under Code Section 59A) or windfall profits tax, alternative or add-on minimum tax, capital stock, customs duty or other tax, fee, duty, levy, impost, assessment or charge of any kind whatsoever (including taxes assessed to real property and water and sewer rents relating thereto), together with any interest and any fine, penalty, addition to tax or additional amount or deductions imposed by any Governmental Body (domestic or foreign) (a "Tax Authority") responsible for the imposition of any such tax, whether disputed or not, including any liability arising under any tax sharing agreement, with respect to the Seller, the Business or the Assets (or the transfer thereof); (ii) any liability for the payment of any amount of the type described in the immediately preceding clause
(i) as a result of the Sellers being a member of an affiliated or combined group with, or as a successor to or transferee from, any other corporation at any time on or prior to a Closing Date; and (iii) any liability of the Sellers for the payment of any amounts of the type described in the immediately preceding clause
(i) as a result of a contractual obligation to indemnify any other person.

          "Tax Return" means any return or report (including elections, declarations, disclosures, schedules, attachments, estimates and information returns) relating to Taxes required to be supplied to any Tax Authority, and including any amendment thereof.

          "Transaction" is defined in the recitals to this Agreement.

          "Transaction Documents" means, collectively, this Agreement and each of the other agreements, instruments, certificates and other documents to be executed and delivered by all or some of the parties hereto in connection with the consummation of the Transaction and the Other Contemplated Transactions.

          "Womeninc.com" is defined in Section 1.1(a).

          SECTION 9.2 Interpretation. Unless the context otherwise requires, the terms defined in Section 9.1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. All accounting terms defined in Section 9.1, and those accounting terms used in this Agreement not defined in Section 9.1, except as otherwise expressly provided herein, shall have the meanings customarily given thereto in accordance with GAAP. When a reference is made in this Agreement to Sections or Exhibits, such references shall be to a Section of or Exhibit to this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".


                                    ARTICLE X
                                    RELEASES

          SECTION 10.1 Releases. (a) Each of the Sellers releases, discharges and gives up any and all claims and rights that it has against Purchaser, its affiliates, directors, officers, employees, agents and representatives from any cause whatsoever relating to any action, inaction, agreement, purported agreement, understanding, statement or condition occurring or existing prior to the date of this Agreement.

          (b) Each of Mr. Boorin and Mr. Heim releases, discharges and gives up any and all claims and rights that it has against Purchaser, its affiliates, directors, officers, employees, agents and representatives from any cause whatsoever relating to any action, inaction, agreement, purported agreement, understandings, statements or conditions occurring or against any Seller, other than accrued but unpaid compensation and benefits, in each case or existing prior to the date of this Agreement.

                                   ARTICLE XI
                                JURY TRIAL WAIVER

          EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE RELATED TRANSACTIONS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS ARTICLE.

                          (Signature Pages to Follow)

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                               SMALL BUSINESS WORLDWIDE, INC.

                                               By /s/ Robert S. Boorin
                                                  Name:    Robert S. Boorin
                                                  Title:   President


                                               HISPANIC BUSINESS RESOURCES, INC.

                                               By: /s/ Robert S. Boorin
                                                   Name:    Robert S. Boorin
                                                   Title:   President


                                               SMALL BUSINESS RESOURCES, INC.

                                               By: /s/ Robert S. Boorin
                                                   Name:    Robert S. Boorin
                                                   Title:   President


                                               ASTAFUNDING.COM, LLC

                                               By: /s/ Mitchell Herman
                                                   Name:     Mitchell Herman
                                                   Title:    Manager


                As to Section 1.3 and Section 4.15(b), Articles X

WITNESS:          (Releases) and Article XI (Jury Waiver)

/s/ Elliot E. Falk                                   /s/ Robert S. Boorin
Name: Elliot E. Falk                                 Robert S. Boorin

/s/ Elliot E. Falk                                   /s/ Maurice Heim
Name: Elliot E. Falk                                 Maurice Heim